EXHIBIT 21
SANTANDER HOLDINGS USA, INC.
Direct and Indirect Subsidiaries of SANTANDER HOLDINGS USA, Inc. at December 31, 2009.

Subsidiary	State or other jurisdiction of Incorporation
Sovereign Bank	United States of America
195 Montague Street, L.P.	New York
Beacon Abstract, L.P.	Pennsylvania
Capital Street LP	Cayman Islands
Capital Street S.A.	Luxembourg
Drive Consumer GP LLC	Delaware
Drive Consumer LP	Delaware
Drive Receivables Corp. 11	Delaware
Drive Receivables Corp. 12	Delaware
Drive Residual Holdings GP LLC	Delaware
Drive Residual Holdings LP	Delaware
Drive Trademark Holdings LP	Delaware
Drive Warehouse GP LLC	Delaware
Drive Warehouse LP	Delaware
Independence Community Bank Corp.	Delaware
Independence Community Commercial Reinvestment Corp.	Delaware
Meridian Capital Group, LLC	Delaware
PBE Companies, LLC	Delaware
Santander Consumer Receivables LLC	Delaware
Santander Consumer Receivables 2 LLC	Delaware
Santander Consumer USA Inc.	Illinois
Santander Drive Auto Receivables LLC	Delaware
Santander Warehouse LLC	Delaware
SOV APEX LLC	Delaware
SOV Charter Limited	UK (England & Wales)
Sovereign Agency Massachusetts, LLC	Massachusetts
Sovereign Community Development Company	Delaware
Sovereign Delaware Investment Corporation	Delaware
Sovereign Leasing LLC	Delaware
Sovereign Precious Metals, LLC	Pennsylvania
Sovereign Real Estate Investment Trust	Delaware
Sovereign REIT Holdings, Inc.	Delaware
Sovereign Securities Corporation, LLC	Pennsylvania
Sovereign Trade Services (HK) Limited	Hong Kong
Triad Financial Residual Special Purpose LLC	Delaware
Triad Financial SM Inc.	Delaware
Triad Financial Special Purpose LLC	Delaware
Triad Financial Warehouse Special Purpose LLC	Delaware
Waypoint Insurance Group, Inc.	Pennsylvania
Waypoint Settlement Services, LLC	Pennsylvania